Exhibit 23.4

CONSENT OF VICTOR L. VESCOVO TO BE NAMED DIRECTOR NOMINEE

I hereby consent to be named as a nominee to the board of directors in the Registration Statement on Form S-1 of Vision-Ease Lens Corporation (File No. 333-              ) and in any and all amendments and supplements thereto (collectively, the “Registration Statement”), and to the filing of this Consent as an exhibit to the Registration Statement.

/s/ Victor L. Vescovo
Victor L. Vescovo